Exhibit 3.02

SOUTHWESTERN PUBLIC SERVICE COMPANY

AMENDED AND RESTATED BYLAWS

(as amended and restated September 26, 2013)

ARTICLE I

Shareholders

Section 1.    Annual Meeting. The annual meeting of the shareholders of the Company for the election of directors and for the transaction of any other business that may be properly brought before the meeting shall be held at a place, date, and hour designated by either the Chairman of the Board or the President or by resolution of the Board of Directors.

Section 2.    Special Meetings. Special meetings of the shareholders for any purpose or purposes shall be called by the Secretary upon receipt of a written request from the Chairman of the Board, the President, a majority of the directors, or any person or persons authorized by the New Mexico Business Corporation Act (the “Act”) to request such a meeting. Special meetings of the shareholders shall be held at a place, date, and hour designated by the Chairman of the Board, the President, or by resolution of the Board of Directors.

Section 3.    Notice. Written notice of all meetings of shareholders stating the place, date, and hour of the meeting and, in the case of special meetings, the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote at such meeting not less than ten or more than 50 days before the date of the meeting, either by mail, electronic mail, facsimile telephone, personal service or any other means as may be permitted by law.

Section 4. Procedure. At each meeting of the shareholders, the Chairman of the Board or, in his or her absence, the President shall act as chairman of the meeting. The chairman of the meeting shall determine the order of business and all other matters of procedure. The chairman of the meeting may establish rules to maintain order and to conduct the meeting. The chairman of the meeting shall act in his or her absolute discretion, and his or her rulings are not subject to appeal.

Section 4.    Action Without a Meeting. An action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed, or consented to by authenticated electronic communication, by all of the shareholders entitled to a vote on such action. The written action is effective when it has been signed, or consented to, by all of those shareholders, unless a different time is provided in the written action.

ARTICLE II

Directors

Section 1.    Board of Directors. The business of the Company shall be managed by a Board of Directors. The number of directors constituting the Board of Directors shall be established from time to time by resolution of the Board of Directors, subject to any limitations set forth in the Amended and Restated Articles of Incorporation. A Chairman of the Board may be chosen from among the directors.

Section 2.    Regular Meetings. Regular meetings of the Board of Directors may be held without notice at times and places determined by the Board of Directors.

Section 3.    Special Meetings. Special meetings of the Board of Directors may be called by a director or by the chief executive officer of the Company on 24 hours’ notice to all directors of the date, time and place of the meeting. The notice shall be given to each director by mail, electronic mail, facsimile telephone, personal service or any other means as may be permitted by law and need not state the purpose of the meeting.

Section 4.    Adjournment of Meetings. The directors may adjourn from time to time any regular or special meeting at which a quorum is present, without notice other than announcement at the meeting. The adjourned meeting may be called to order at any time without further notice, and any business may be transacted which might have been transacted at the original meeting.

Section 5.    Authority to Appoint Committees and Delegate Authority. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees, each of which, except to the extent limited by law, the Amended and Restated Articles of Incorporation, these Bylaws, and the resolution establishing the committee, shall have and may exercise all of the authority of the Board of Directors, and may also prescribe rules of operation of the committee. Regular meetings of any committee may be held without notice at times and places determined by the Board of Directors or the committee. Special meetings of any committee shall be called by the Secretary upon the receipt of a request from the Chairman of the Board, the President, the chairman of the committee, or any member of the committee. Notice of special meetings shall be given in the same manner as provided in Section 3 of this Article II.

Section 6.    Action Without a Meeting. An action required or permitted to be taken at a board meeting or by a lawfully appointed committee thereof may be taken by written action signed, or consented to by authenticated electronic communication, by all of the directors or by all of the members of such committee, unless the action need not be approved by the shareholders and the Amended and Restated Articles of Incorporation so provide, in which case, the action may be taken by written action signed, or consented to by authenticated electronic communication, by the number of directors that would be required to take the same action at a meeting of the Board of Directors or the committee at which all directors or committee members were present. The written action is effective when signed or consented to by the required number of directors or committee members unless a different effective time is provided in the written action. When written action is permitted to be taken by less than all directors or committee members, all directors and committee members shall be notified immediately of its text and effective date.

ARTICLE III

Officers

Section 1.    Number. The officers of the Company shall be a President, a Secretary, and a Treasurer, and may include a Chairman of the Board, a chief executive officer, a chief operating officer, a chief financial officer, one or more Vice Presidents (one or more of whom may be designated Executive Vice President, Senior Vice President or as otherwise determined by the Board of Directors), a Controller, and/or a chief accounting officer.

Section 2.    Election and Term of Office. Each officer shall be elected by the Board of Directors and shall hold office until his or her successor has been elected and qualified or until his or her earlier retirement, disability, death, resignation, or removal.

Section 3.    Removal and Vacancies. Any officer may be removed at any time with or without cause by the Board of Directors. A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election to the office.

Section 4.    Assistant Officers. The Company may have such assistant officers as the Board of Directors may elect. Each assistant officer shall hold office at the pleasure of, and may be removed at any time with or without cause by, the Board of Directors. Assistant officers may include one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers.

Section 5.    Duties. Each officer shall have the authority and shall perform the duties as may be assigned by the Board of Directors, the Chairman of the Board, or the President, or as shall be conferred or required by law or these Bylaws, or as shall be normally incidental to the office. The President, the chief executive officer, the chief operating officer, the chief financial officer, and any Vice President of the Company may execute and deliver instruments and contracts on behalf of the Company and otherwise may bind the Company. Unless prohibited by the Board of Directors, an officer may, without the approval of the Board of Directors, delegate in writing to any other person some or all of the duties and powers of his or her office to other persons. The President, the chief executive officer, the chief operating officer, the chief financial officer, any Vice President of the company, and any other person or persons pursuant to delegated authority or as may be designated or authorized from time to time by the Board of Directors of the chief executive officer may execute and deliver contracts, deeds, mortgages, notes checks, conveyances, releases of mortgages and other instruments on behalf of the Company and otherwise may bind the Company.

ARTICLE IV

Indemnification of Directors, Officers, Employees, and Agents

Section 1.    Mandatory Indemnification. Each person who is a party or is threatened to be made a party, either as plaintiff, defendant, respondent, or otherwise, to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), based upon, arising from, relating to, or by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation or non-profit corporation, cooperative, partnership, joint venture, trust, or other incorporated or unincorporated enterprise, or any employee benefit plan or trust (each, a “Company Affiliate”), shall be indemnified and held harmless by the Company to the fullest extent authorized by the Act, as the same exists on the date of the adoption of these Bylaws or as may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted by the Act prior to such amendment), against any and all expenses, liability, and loss (including, without limitation, investigation expenses and expert witnesses’ and attorneys’ fees and expenses, judgments, penalties, fines, and amounts paid or to be paid in settlement) actually incurred by such person in connection therewith. The right to indemnification conferred in this Article IV shall be a contract right and shall include the right to be paid by the Company for expenses incurred in defending or prosecuting any Proceeding in advance of its final disposition.

Any person seeking indemnification pursuant to this Section 1 of Article IV shall submit a written claim and include the undertakings and/or affirmations required by Section 53-11-4.1 of the Act; provided that no person shall be indemnified unless the Company has determined that indemnification is proper under the Act.

For purposes of this Article IV, references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan or trust; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan or trust, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan or trust shall be deemed to have acted in a manner “not opposed to the best interests of the Company.”

The Company’s indemnity of any person who was or is serving at its request as a director, officer, partner, trustee, employee, or agent of a Company Affiliate shall be reduced by any amounts such person may collect as indemnification from such Company Affiliate.

Section 2.    Recovery Against the Company. If a claim under Section 1 of this Article IV is not paid in full by the Company within thirty days after a written claim has been received by the Company, except in the case of a claim for expenses to be incurred in defending a Proceeding in advance of its final disposition (in which case the applicable period shall be ten days), the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if wholly successful, on the merits or otherwise, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification under this Article IV upon submission of a written claim (and any required undertaking and/or affirmations required by the Act) and thereafter the Company shall have the burden of proof to overcome the presumption that the claimant is not so entitled. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3.    Non-Exclusive Right. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article IV shall not be exclusive of any other right to which any person may be entitled under any statute, provision of the Amended and Restated Articles of Incorporation, or Bylaw, any agreement, a resolution of shareholders or directors, or otherwise both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 4.    Insurance. The Company may purchase and maintain insurance or furnish similar protection, including, but not limited to, providing a trust fund, letter of credit, or self insurance, on behalf of any person who is a director, officer, employee, or agent of the Company or who, while a director, officer, employee, or agent of the Company, is serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of a Company Affiliate, against any liability asserted against and incurred by such director, officer, employee, or agent in such capacity or arising out of such director’s, officer’s, employee’s, or agent’s status as such, whether or not the Company would have the power to indemnify such director, officer, employee, or agent against such liability under the Act.

Section 5.    Delegation of Authority. The Company may, by action of its Board of Directors, authorize one or more officers to grant rights to indemnification and advancement of expenses to employees or agents of the Company on such terms and conditions as such officer or officers deem appropriate under the circumstances.

Section 6.    Continuing Effect. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IV shall, unless otherwise provided when authorized, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such persons. Anything in this Article IV to the contrary notwithstanding, no elimination or amendment of this Bylaw adversely affecting the right of any person to indemnification or advancement of expenses hereunder shall be effective until the sixtieth day following notice to such indemnified person of such action, and no elimination or amendment of these Bylaws shall deprive any such person of such person’s rights hereunder arising out of alleged or actual occurrences, acts, or failures to act which had their origin prior to such sixtieth day.

Section 7.    Severability. In case any provision in this Article IV shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Company to afford indemnification and advancement of expenses to the persons indemnified hereby to the fullest extent permitted by law.

ARTICLE V

Share Certificates and Transfer of Shares

Section 1.    Share Certificates. Shares of stock of the Company may, at the discretion of the Board of Directors, be represented by certificates or may be uncertificated. Any share certificates of the Company shall be in the form and contain the provisions determined by the Board of Directors and required by the Act.

Section 2.    Transfer Rules. The Board of Directors, the Chairman of the Board, the President, or the Secretary may from time to time promulgate rules or regulations as it or such officer may deem advisable concerning the issue, transfer, registration, or replacement of share certificates of the Company.

Section 3.    Registered Shareholders. The Company shall be entitled to treat the holder of record of any share or shares as the holder in fact of those shares. The Company shall not be bound to recognize any equitable or other claim to or interest in any shares on the part of any other person, regardless of whether the Company has actual or imputed knowledge of a claim of interest, except as otherwise required by the Act.

ARTICLE VI

General Provisions

Section 1.    Fiscal Year. The fiscal year of the Company shall begin on the first day of January and end on the last day of December each year.

Section 2.    Seal. The Company may, but need not, have a corporate seal. If the Company has a corporate seal, the use of the seal by the Company on a document is not required, and the use or nonuse of the seal does not affect the validity, recordability, or enforceability of a document or act. The seal of the Company need only include the name of the Company. If a corporate seal is used, it or a facsimile of it may be affixed, engraved, printed, placed, stamped with indelible ink, or in any other manner reproduced on any document.

Section 3.    Dividends. Subject to any restrictions set forth in the Amended and Restated Articles of Incorporation, dividends on the shares of the Company may be declared by the Board of Directors at any regular or special meeting, pursuant to the Act.

ARTICLE VII

Amendments

These Bylaws may be altered, amended, or repealed by the affirmative vote of a majority of the Board of Directors then in office. These Bylaws may also be altered, amended, or repealed by the shareholders by the affirmative vote of the holders of a majority in interest of the shares issued and outstanding and entitled to vote.

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